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EXHIBIT NO. 5 & 23
                      VICTOR D. SCHWARZ, LLC
                 3090 East 3300 South, Suite 400
                    Salt Lake City, UT  84109


                                   July 2, 1997

Board of Directors
Upland Energy Corporation
175 South Main Street, Suite 1423
Salt Lake City, Utah 84111

     Re: Upland Energy Corporation
         Registration Statement on Form S-8

Gentlemen:

     I have been retained by Upland Energy Corporation (the "Company") in connection with the registration statement (the "Registration Statement") on Form S-8 to be filed by the Company with the Securities and Exchange Commission relating to the securities of the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

     In connection with this request, I have examined the following:

     1.   Articles of Incorporation of the Company, and amendments thereto;
     2.   Bylaws of the Company;
     3.   Unanimous consent resolutions of the Company's board of directors;
     4.   The Registration Statement; and
     5.   The Company's 1996 Stock Option Plan and Employment Agreements

     I have examined such other corporate records and documents and have made such other examinations as I have deemed relevant.

     Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid, and nonassessable under corporate laws of the state of Utah.

     This opinion is limited in scope to the shares to be issued pursuant to the Registration Statement and does not cover subsequent issuance of shares to be made in the future. Such transactions are required to be included in either a new registration statement or a post-effective amendment to the Registration Statement, including updated opinions concerning the validity of issuance of such shares.

     Further, I consent to the name, Victor D. Schwarz, LLC, being included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                                   Sincerely,

                                   Victor D. Schwarz, LLC

                                   /S/Victor D. Schwarz